EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Reports of Life Partners Position Holder Trust and Life Partners IRA Holder Partnership, LLC on Form 10-K for the period ended December 31, 2021, as filed with the Securities and Exchange Commission (“Report”), I, Nauman Poonja, Chief Financial Officer of Life Partners Position Holder Trust and Chief Financial Officer of Life Partners IRA Holder Partnership, LLC certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934. and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Life Partners Position Holder Trust and Life Partners IRA Holder Partnership, LLC.

A signed original of this written statement required by Section 906 has been provided to Life Partners Position Holder Trust and Life Partners IRA Holder Partnership, LLC and will be retained by each and furnished to the Securities and Exchange Commission or its Staff upon request.

Date: March 16, 2022
/s/ Nauman Poonja
Nauman Poonja
Chief Financial Officer, Life Partners Position Holder Trust
Chief Financial Officer, Life Partners IRA Holder Partnership, LLC

The foregoing certification is being furnished solely pursuant to 18 U. S. C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.